UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
July 10, 2025
Date of Report (Date of earliest event reported)

AZZ Inc.
(Exact name of Registrant as specified in its charter)

Texas	1-12777	75-0948250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Museum Place, Suite 500
3100 West 7th Street
Fort Worth, Texas 76107
(Address of principal executive offices) (Zip Code)
(817) 810-0095
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AZZ	New York Stock Exchange
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2025, AZZ Inc. (the “Company”) and certain of its subsidiaries entered into a three-year $150 million accounts receivable securitization facility (the “Securitization Facility”) with Wells Fargo Bank, N.A. (“Wells Fargo”), as administrative agent. The Securitization Facility permits AZZ SPE-1 LLC an indirect wholly-owned special purpose subsidiary of the Company (“AZZ SPE-1”) to draw up to a total of $150 million in revolving loans, subject to the outstanding amount of the eligible receivables pool and other factors. The Securitization Facility is intended to qualify as a “Permitted Receivables Financing” as contemplated under the Company’s existing Credit Agreement with a syndicate of financial institutions as lenders. The proceeds from the Securitization Facility were used to pay down existing debt and will result in reduced interest costs, as the interest rate on the Securitization Facility is lower than the interest rate on the Company's existing debt.

The documentation for the Securitization Facility includes (i) a Receivables Transfer Agreement, dated as of July 10, 2025 (the “Receivables Transfer Agreement”), by and among AZZ SPE LLC (“AZZ SPE”), an indirect wholly-owned special-purpose subsidiary of the Company, Arbor-Crowley, LLC, as Master Servicer, and certain of the Company’s indirect wholly-owned entities as originators party thereto from time to time, (ii) a Receivables Contribution Agreement, dated as of July 10, 2025 (the “Receivables Contribution Agreement”), by and among AZZ SPE as contributor, Arbor-Crowley, LLC, as Master Servicer, and AZZ SPE-1; (iii) a Credit and Security Agreement, dated as of July 10, 2025 (the “Credit and Security Agreement”), by and among AZZ SPE-1 as borrower, Arbor-Crowley, LLC, as Master Servicer, the lenders party thereto from time to time (the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent (“Wells Fargo”); (iv) a Performance Undertaking, dated as of July 10, 2025 (the “Performance Undertaking”), by the Company in favor of Wells Fargo; (v) a Pledge Agreement, dated as of July 10, 2025 (the “Pledge Agreement”), by AZZ SPE in favor of Wells Fargo; and (vi) a Guaranty Agreement, dated as of July 10, 2025 (“Guaranty Agreement”), by AZZ SPE in favor of Wells Fargo. The Securitization Facility will terminate on July 10, 2028, unless earlier terminated in accordance with its terms.

AZZ SPE-1 is a separate special purpose legal entity formed for the exclusive purpose of entering into and performing its rights and obligations under the Securitization Facility with Wells Fargo as its sole creditor entitled to access the AZZ SPE-1 assets before the assets become available to the Company. Accordingly, AZZ SPE-1’s assets are not available to pay creditors of the Company or any of its subsidiaries (other than AZZ SPE) except that, subject to the limitations set forth in the Credit and Security Agreement, collections on receivables in excess of amounts required to repay the Lenders and other creditors of AZZ SPE-1 may be remitted to the Company. AZZ SPE is the direct parent company of AZZ SPE-1 and is a separate special purpose legal entity formed for purposes of participating in the Securitization Facility and has pledged all of its assets to Wells Fargo and guaranteed AZZ SPE-1’s obligations under the Credit and Security Agreement.

Loans under the Securitization Facility accrue interest at a rate equal to a daily SOFR rate or a base rate, in each case, plus an applicable margin. Additionally, AZZ SPE-1 will pay certain additional fees to the agents and the Lenders under the Securitization Facility.

The Receivables Transfer Agreement, Receivables Contribution Agreement, Credit and Security Agreement, the Performance Undertaking, the Pledge Agreement and the Guaranty Agreement contain customary representations and warranties, affirmative and negative covenants, and events of default (subject to cure periods), including, among others, failure by AZZ SPE-1 to pay amounts when due, certain defaults on other material indebtedness, a change of control and bankruptcy and insolvency events.

The foregoing descriptions of the Receivables Transfer Agreement, Receivables Contribution Agreement, Credit and Security Agreement, the Performance Undertaking, the Pledge Agreement and the Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, and the terms of which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report.

Exhibit	Description
10.1
Receivables Transfer Agreement, dated as of July 10, 2025, by and among The Various Entities Listed on Schedule I (as Originators), Arbor-Crowley, LLC (as Master Services) and AZZ SPE LLC (as Transferee).

10.2	Receivables Contribution Agreement, dated as of July 10, 2025, by and among AZZ SPE LLC (as Contributor), Arbor-Crowley, LLC (as Master Services), and AZZ SPE-1 LLC (as Company).
10.3
Credit and Security Agreement, dated as of July 10, 2025, among AZZ SPE-1 (as Borrower), Arbor-Crowley, LLC (as the Master Services), The Lenders from Time To Time Party Hereto, and Wells Fargo Bank, National Association (as Administrative Agent).

10.4	Performance Undertaking, dated as of July 10, 2025.
10.5	Pledge Agreement, dated as of July 10, 2025.
10.6	Guaranty Agreement, dated as of July 10, 2025.
104	Cover Page Interactive Date File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AZZ Inc.

Date:	7/16/2025	By:	/s/ Jason Crawford
Jason Crawford Senior Vice President, Chief Financial Officer and Principal Accounting Officer